Exhibit T3A-2

Certificate of Incorporation	Certificat de constitution

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

The Cannabist Company Holdings (Canada) Inc.

Corporate name / Dénomination sociale

1671121-9

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the Canada Business Corporations Act.	JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituée en vertu de la Loi canadienne sur les sociétés par actions.

/s/ Hantz Prosper

Hantz Prosper

Director / Directeur

2025-01-31

Date of Incorporation (YYYY-MM-DD)

Date de constitution (AAAA-MM-JJ)

Form 1	Formulaire 1
Articles of Incorporation	Statuts constitutifs
Canada Business Corporations	Loi canadienne sur les sociétés
Act (s. 6)	par actions (art. 6)

1	Corporate name
Dénomination sociale
The Cannabist Company Holdings (Canada) Inc.
2	The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social
ON
3	The classes and any maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d’actions que la société est autorisée à émettre
An unlimited number of common shares.
4	Restrictions on share transfers
Restrictions sur le transfert des actions
See attached schedule / Voir l’annexe ci-jointe
5	Minimum and maximum number of directors
Nombre minimal et maximal d’administrateurs
Min. 1 Max. 10
6	Restrictions on the business the corporation may carry on
Limites imposées à l’activité commerciale de la société
None
7	Other Provisions
Autres dispositions
See attached schedule / Voir l’annexe ci-jointe
8	Incorporator’s Declaration: I hereby certify that I am authorized to sign and submit this form.
Déclaration des fondateurs : J’atteste que je suis autorisé à signer et à soumettre le présent formulaire.

Name(s) - Nom(s)	Original Signed by - Original signé par

David Sirolly	David Sirolly
David Sirolly

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3419 (2008/04)

Schedule / Annexe

Restrictions on Share Transfers / Restrictions sur le transfert des actions

Shares of the Corporation may not be transferred unless:

(a) in any case where there is a unanimous shareholders’ agreement that is in effect and that contains restrictions on the transfer of shares of the Corporation, such restrictions on transfer are complied with; or

(b) if Section 4(a) is not applicable, the restrictions on the transfer of securities of the Corporation contained in section 7 of these Articles (entitled “Other provisions, if any”) are complied with.

Schedule / Annexe

Other Provisions / Autres dispositions

1. Securities of the Corporation, other than non-convertible debt securities, may not be transferred unless:

(a) (i) the consent of the directors of the Corporation is obtained; or (ii) the consent of shareholders holding more than 50% of the shares entitled to vote at such time is obtained; or

(b) in the case of securities, other than shares, which are subject to restrictions on transfer contained in a security holders’ agreement, such restrictions on transfer are complied with.

The consent of the directors or the shareholders for the purposes of this section is evidenced by a resolution of the directors or shareholders, as the case may be, or by an instrument or instruments in writing signed by all of the directors, or shareholders holding more than 50% of the shares entitled to vote at such time, as the case may be.

2. The directors of the Corporation may appoint one or more directors of the Corporation but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders of the Corporation. Any directors of the Corporation appointed pursuant to the previous sentence shall hold office for a term expiring not later than the close of the next annual meeting of shareholders.

Form 2	Formulaire 2
Initial Registered Office Address	Siège social initial et premier
and First Board of Directors	conseil d’administration
Canada Business Corporations Act	Loi canadienne sur les sociétés par
(CBCA) (s. 19 and 106)	actions (LCSA) (art. 19 et 106)

1	Corporate name
Dénomination sociale

The Cannabist Company Holdings (Canada) Inc.
2	Address of registered office
Adresse du siège social
199 Bay Street
5300 Commerce Court West
Toronto ON M5L 1B9
3	Additional address
Autre adresse
4	Members of the board of directors
Membres du conseil d’administration

Resident Canadian
Résident Canadien
Troy Nicholson	1387 Marinaside, Unit B, Squamish BC	Yes / Oui
V8B 1A8, Canada

David Hart	321 Billerica Road, Chelmsford MA	No / Non
01824, United States

David Sirolly	321 Billerica Road, Chelmsford MA	No / Non
01824, United States

5

Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.

Déclaration : J’atteste que je possčde une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par
David Sirolly
David Sirolly
640-200-0619

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 2904 (2008/04)